                                                             Exhibit 15(g)(2)

                                   AMENDMENT NO. 1
                                          TO
                               MASTER DISTRIBUTION PLAN
                                          OF
                           AIM SPECIAL OPPORTUNITIES FUNDS
                                   (CLASS B SHARES)
                              (SECURITIZATION FEATURE)


     The Master Distribution Plan (the "Agreement"), dated effective ___________, 1998, as amended, by AIM Special Opportunities Funds, a Delaware business trust, with respect to the Class B Shares of each series of shares of beneficial interest as set forth in the Agreement, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                      SCHEDULE A
                                         TO
                              MASTER DISTRIBUTION PLAN
                                         OF
                          AIM SPECIAL OPPORTUNITIES FUNDS

                                 (DISTRIBUTION FEE)

                                       MINIMUM        MAXIMUM       MAXIMUM
                                     ASSET BASED      SERVICE      AGGREGATE
FUND                                SALES CHARGE        FEE        ANNUAL FEE
----                                ------------        ---        ----------
AIM Mid Cap Opportunities Fund          0.75%          0.25%          1.00%

AIM Small Cap Opportunities Fund        0.75%          0.25%          1.00%

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: ______________________, 1998


                                        AIM SPECIAL OPPORTUNITIES FUNDS


Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary                     Carol F. Relihan

                                                  Senior Vice President


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